Exhibit 99.1

RH ANNOUNCES PROPOSAL TO REIMAGINE AND RESTORE ONE OCEAN DRIVE, MIAMI BEACH

September 6, 2023

CORTE MADERA, Calif.--(BUSINESS WIRE)--RH (NYSE: RH), the leading global design and hospitality brand, announced its intention to reimagine and restore One Ocean Drive, Miami Beach, submitting an RFP and formally entering the bidding process for a long-term lease of this iconic public property.

RH Chairman & CEO Gary Friedman has outlined the Company’s vision for this historic property in the letter below:

One Ocean Drive, Miami Beach.

Arguably one of the best addresses in the world. Undeniably the best opportunity to make certain it becomes so.

We the people of Team RH are both humbled and inspired to be considered. We understand the gravity of such an opportunity, and we hope to earn the right to demonstrate our ability to create something extraordinary on this unique piece of public land. Something that hasn’t been seen before, because it hasn’t been done before. Something that inspires the local community and enlightens a global audience.

Our vision proposes:

1A dramatic reimagination and restoration of the site to its historic origins as a public park, with two beautifully landscaped beach promenades providing direct public beach access and opening up significant view corridors from Ocean Drive.

2Replacing the existing 77,000 square foot surface parking lot with a 94,000 square foot at-grade public park by building a subterranean parking structure and an elevated podium that will eliminate all visible surface parking.

3Creating a 17,000 square foot Public Sculpture Garden on the elevated podium with views of the Atlantic Ocean.

4Transforming and expanding the green space from 8% of the surface area to 82% inclusive of green roofs.

5Reducing late-night noise and traffic by offering low impact, high end uses with limited hours of operation.

6Designing energy efficient, green roof buildings with brise soleil non-reflective screens covering the entirety of the project’s glazing will make a meaningful contribution to the city-wide effort to enhance resiliency and protect the natural habitat.

7. Proposing two low rise, small building footprints that only cover 16% of the 180,000 square foot site.

We expect to make a total capital investment in the range of $150 to $170 million, inclusive of an estimated $50 million in public benefits. The Company is seeking a 30-year lease term with a starting base rent of $7 million, increasing a minimum of 3% annually, resulting in an average base rent of $11 million, or $333 million over the term of the lease.

The estimated $50 million in capital investments toward public benefits reflects RH’s commitment to both the local community and to Miami Beach visitors from around the world.

Additional public benefits include our offer of a $5 million upfront payment to the City to cover lost rent and taxes during the two-year construction period, plus a $1 million cultural contribution to the community, to be directed by the City. Additionally, the City of Miami Beach can expect an incremental $3.3 million per year on average, or a total of approximately $100 million in ad valorem, hotel occupancy, plus food and beverage taxes over the term of the lease.

Total public benefits from lease payments and taxes are estimated to be $465 million over the life of the lease. Of which, $430 million directly benefiting the City of Miami Beach and $35 million going towards other governmental jurisdictions that impact the lives of City of Miami Beach residents including, Miami-Dade County and the Miami-Dade County Public School District.

A FIRST-IN-THE-WORLD GLOBALLY CURATED AND LOCALLY INSPIRED BEACH EXPERIENCE

The RH Beach House at One Ocean Drive is planned to be a first-in-the-world, globally curated and locally inspired beach experience celebrating architecture, design, community, culture, health, wellness, food and wine.

Programming includes a Beach Club, Palm Garden & Pool Terrace, Bath House & Spa, three Culinary Concepts, a Myconian-inspired Beachside Taverna, a Kyoto-style Sushi & Hand Roll Bar facing the Sculpture Garden, a Farm to Table Live-Fire Grill in the skylit Atrium, plus a 15-room luxury Beach House. The property will also include a Design Studio, a world class Architecture & Design Library, rotating Art Exhibition Galleries and a 17,000 square foot Public Sculpture Garden.

The new Public Park, Sculpture Garden, Restaurants, Design Studio, Architecture & Design Library, Exhibition Galleries and Beach House will be accessible to the public, while the Beach Club, Pool Terrace, Bath House & Spa will be available to members and overnight guests. 50% of all memberships will be made available to Miami Beach residents at a 50% discount.

INSPIRATION & CONCEPTUAL DESIGN

Our design is inspired by the beauty and natural form of the Florida coastline. The shifting horizontal planes of the beaches and ocean create a compelling juxtaposition to the vertical high-rises surrounding the property. Most buildings along the Miami Beach coastline are vertical because the developer sees profit. We see opportunity for a low horizontal composition because we are driven by purpose. We respect the hierarchy and important relationships between the natural and built environments that create harmony.

There is a logic to creating harmony, one that dates back to the 1st century BC and the writings of Marcus Vitruvius, architect and author of De Architectura (The Ten Books on Architecture), the first modern printing of which is the centerpiece of our Architecture & Design Library at RH England. Vitruvius professed that perfect proportions exist in human design, and beauty is produced by the pleasing appearance and good taste of the whole. His discussions of human proportions and holistic design were referenced in his drawing of a man standing in a circle and a square. The drawing, made famous 1,500 years later by Leonardo da Vinci’s illustration of the Vitruvian Man, serves as the foundation for the RH Design Ethos, and many of the great architectural structures and spaces still standing and being built to this day.

As we walked up and down South Beach looking at building after building for inspiration, we realized that we were looking in the wrong direction. The inspiration wasn’t in the other buildings. It was on that beach, in that ocean, out on the horizon. It became clear to us that our project needed to reflect the shifting horizontal planes to create harmony between the natural and built environments, and by doing so, celebrate the natural beauty of the Florida coastline.

It’s hard to argue with logic that dates back to the 1st century BC. If you believe in creating harmony as much as we do, it’s even harder to ignore it.

RFP BID PROCESS FOR ONE OCEAN DRIVE

As previously announced by the City of Miami Beach, there is an ongoing RFP process with respect to One Ocean Drive. On September 1, the City revealed certain information about the bid procedures including the identity of RH and other participants. Following the City’s disclosures, media coverage has developed over the weekend that provides further details concerning the status of the RFP including the possibility that one of the potential participants may pursue additional litigation against the City of Miami Beach.

Given that selective information about RH’s involvement in the bid process is being disclosed by the City and/or other bid participants, RH is making a public disclosure to investors of the key aspects of its proposal including a summary of financial terms. This disclosure will ensure that investors have accurate information about RH’s involvement and its bid terms. The key financial terms of RH’s concept are outlined above.

The RFP criteria for evaluation of bids also includes other requirements including (i) public benefits of the development proposal, (ii) compatibility with the surrounding neighborhood, and (iii) revenue and financial details for the City. RH is offering a substantial financial commitment in its proposal in order to meet these criteria including meaningful public benefits and high compatibility with the concerns of the neighborhood through among other features the large amount of public park space where there is none today.

RH looks forward to the opportunity to fully present its approach to enhancing One Ocean Drive to the City and ultimately to the public as we believe the City and the public will find our redevelopment concept compelling.

PASSION, EXPERIENCE AND PURPOSE

RH is a publicly traded, global design and hospitality brand with $3.6 billion is fiscal 2022 revenues, $930 million in adjusted EBITDA and a market value of $7 billion. We have invested $1.4 billion developing over 40 design and hospitality projects over the past 10 years ranging from 30,000 to 90,000 square feet, with many in historically listed buildings, such as The Historic Museum of Natural History in Boston, The Historic 3 Arts Club in Chicago, The Historic Post Office in Greenwich, The Historic Bethlehem Steel Building in San Francisco, and the Grade 1 Listed Aynho Park, a 17th-century, 73 acre estate in the English Countryside.

We currently operate 18 restaurants, including two new live-fire concepts, plus a new Champagne & Caviar Bar opening at the New York Guesthouse in September. Concurrently we have 24 design and 26 hospitality projects in our development pipeline, including locations in Paris, London, Milan, Madrid, Montreal, Munich and Sydney opening over the next several years.

Our first RH Guesthouse, a new hotel concept for travelers seeking privacy and luxury opened last year in New York, with our second location currently under construction in Aspen, Colorado, which will include our first RH Bath House and Spa. Additionally, we have two private jets for global charter, RH1 a Gulfstream G650 and RH2 a Gulfstream G550, plus RH3, our luxury yacht that is available for charter in the Mediterranean and Caribbean.

Our strategy is to move the RH brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker. The ecosystem is inclusive of the Company’s Galleries, Guesthouses, Restaurants and fully furnished luxury Residences. Our ecosystem enables customers to dream, design, dine, travel and live in a world thoughtfully curated by RH.

While RH certainly has the qualifications, experience and financial resources to bring our vision for One Ocean Drive, Miami Beach to life, we believe there is something meaningfully more important than merely being able to check the boxes on a 398-page RFP. Something you can’t see in all those pages, something that doesn’t show up on our balance sheet, and might not be obvious in a 30-minute Zoom presentation.

It’s our vision, values, beliefs and culture that bind us and drive us to think until it hurts, until we can see what others can’t see, so we can do what others can’t do. Those things we live for, would fight for and die for. One Ocean Drive, Miami Beach is not a financial choice for this team, it’s an emotional one. Born from imagination, passion and purpose. Those same things that enabled a nearly bankrupt business with a $20 million market value 20 years ago to become the leading design and hospitality brand in the world today.

One Ocean Drive, Miami Beach.

Arguably one of the best addresses in the world. Undeniably the best opportunity to make certain it becomes so.

If given the opportunity, we will leave no doubt.

Carpe Diem,

Gary Friedman, Chairman & CEO RH

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The company offers collections through its retail galleries, source books and online at RH.com, RHContemporary.com, RHModern.com, RHBabyandChild.com, RHTEEN.com, and Waterworks.com

NON-GAAP FINANCIAL MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income, adjusted diluted net income per share, free cash flow, adjusted free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding the opportunity to make One Ocean Drive, Miami Beach one of the best addresses in the world; our ability to create something extraordinary on One Ocean Drive that hasn’t been seen or done before and that inspires the local community and enlightens a global audience; our intention to reimagine and restore One Ocean Drive; our vision of a dramatic reimagination and restoration of One Ocean Drive to its historic origins as a public park, with two beautifully landscaped beach promenades providing direct public beach access and opening up significant view corridors from One Ocean Drive; our plan to replace the existing parking lot with a 94,000 square foot at-grade public park by building a subterranean parking structure and an elevated podium that will eliminate all visible parking; our plan to transform and expand the green space at One Ocean Drive from 8% of the surface area to 82%, inclusive of green roofs; our plan to reduce late-night noise and traffic at One Ocean Drive by offering low-impact, high end uses with limited hours of operation; our plan to design energy efficient, green roof buildings with brise soleil non-reflective screens covering the entirety of the project’s glazing and the potential contribution of the project to the city-wise effort to enhance resiliency and protect the natural habitat; our proposal for two low rise, small building footprints that only cover 16% of the site; our expectations regarding capital investments, leases, payments and contributions with respect to One Ocean Drive; our expectations regarding incremental ad valorem, hotel occupancy, plus food & beverage taxes to the City of Miami Beach over the term of the lease; our estimate of total public benefits from lease payments and taxes; our expectations regarding RH Beach House at One Ocean Drive, including a Beach Club, Palm Garden & Pool Terrace, Bath House & Spa, three Culinary Concepts, a Myconian inspired Beachside Taverna, a Kyoto style Sushi & Hand Roll Bar facing the Sculpture Garden, a Farm to Table Live-Fire Grill in the skylit Atrium, a 15 room luxury Beach House, a Design Studio, a world class Architecture & Design Library, rotating Art Exhibition Galleries, and a 17,000 square foot Public Sculpture Garden; our expectations with respect to access of the new Public Park, Sculpture Garden, Restaurants, Design Studio, Architecture & Design Library, Exhibition Galleries and Beach House to the public, members and overnight guests; our beliefs regarding the design of RH Beach House at One Ocean Drive, including the opportunity for a low horizontal composition that creates harmony between the natural and built environment; our belief that the public will find that our redevelopment concept compelling; our expectations regarding the 24 design and 26 hospitality projects in our development pipeline, including locations in Paris, London, Milan, Madrid, Montreal, Munich and Sydney opening over the next several years; our strategy to move the RH brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products, risks related to the operations of our vendors, risks related to tariffs and risks related to the impact of COVID on our business; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS

PRESS CONTACT

TruthGroup@RH.com

INVESTOR RELATIONS CONTACT

InvestorRelations@RH.com